Exhibit 10.7(a)

CABOT OIL & GAS CORPORATION

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2009)

First Amendment

WHEREAS, effective as of June 1, 1998, Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”), established the Cabot Oil & Gas Corporation Deferred Compensation Plan, which was subsequently amended on several occasions, most recently in the form of an amendment and restatement that became effective as of January 1, 2009 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to clarify the terms and conditions of eligibility for participation in the Plan.

NOW, THEREFORE, having reserved the right to amend the Plan under Section 8.4 thereof, the Company hereby amends the Plan, effective as of October 1, 2010, as follows:

1. Section 1.2(q) of the Plan is hereby amended, in its entirety, to read as follows:

“1.2(q). ‘Eligible Employee’ shall mean members of the Company’s management group who are designated by the Company as eligible to participate in this Plan.”

2. Article II of the Plan is hereby amended by adding the following as the final sentence thereof:

“The Committee, in its sole discretion and on a Participant-by-Participant basis, may direct that a Participant shall not be permitted to make a Deferral Election under Article III of the Plan.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 10th day of September, 2010, but effective as of October 1, 2010.

CABOT OIL & GAS CORPORATION

By: /s/ Abraham D. Garza
Name: Abraham D. Garza
Title: Vice President, Human Resources

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